Exhibit 4.4

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of September 20, 2006, between Monarch Pointe Fund, Ltd. (“Monarch”), Mercator Momentum Fund, L.P. (“MMF”), Mercator Momentum Fund III, L.P. (“MMF III”), M.A.G. Capital, LLC (“MAG”) and each of the undersigned additional accredited investors signatories hereto (the “Accredited Investors,” and together with M.A.G, Monarch, MMF and MMF III, referred to individually as a “Holder” and collectively as the “Holders”) and Diametrics Medical, Inc. a Minnesota corporation (the “Company”).

WHEREAS, on the date hereof, the Holders (other than MAG) have purchased from the Company, for aggregate consideration of $28,500,000, 2,850 shares of the Company’s Series J Convertible Preferred Stock (the “Series J Stock”), and have the right to cause such Series J Stock to be converted into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the conversion formula set forth in the Certificate of Designations of Series J Convertible Preferred Stock as filed with the Secretary of State of the State of Minnesota on or about September 20, 2006 (the “Certificate of Designations”);

WHEREAS, on the date hereof, MAG has acquired warrants (the “Warrants”) from the Company, pursuant to which MAG has the right to purchase in the aggregate up to 6,500,000 shares of Common Stock; and

WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the shares of Common Stock issuable upon the conversion of the Series J Stock and the exercise of the Warrants.

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. Registrable Securities. As used herein the terms “Registrable Security” means each share of Common Stock (A) issuable (i) upon the conversion of the Series J Stock (the “Conversion Shares”), (ii) upon exercise of the Warrants (the “Warrant Shares”) or (iii) upon the exercise or conversion of the other securities set forth in Section 2(b) hereof and (B) issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (A) above, provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security as of the date of determination that it has been effectively registered under the Securities Act of 1933, as amended (the “Securities Act”), and disposed of pursuant thereto. The term “Registrable Securities” means any and/or all of the securities falling within the foregoing definition of a “Registrable Security.” In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

2. Registration.

(a) The Company shall prepare or file a registration statement on Form SB-2 or Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) no later than the later of (x) the date that is ninety (90) days from the date hereof or (y) the date that is five (5) business days following the receipt of the Shareholder Approval (as defined in the Certificate of Designations) (such date of filing, the “Filing Date”), in order to register the resale of the Registrable Securities under the Securities Act. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective no later than the date that is 60 days after the Filing Date in the event the SEC has no comments on the Registration Statement (or by the date that is 120 days after the Filing Date in the event the SEC has comments on the Registration Statement). Once effective, the Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement until earlier of the date that all of the Registrable Securities have been sold and the third anniversary of the effectiveness date of such Registration Statement (such date, the “Expiration Date”).

(b) The Company will initially include in the Registration Statement as Registrable Securities (i) the maximum number of shares of Common Stock issuable upon conversion of the Series J Stock, (ii) the maximum number of shares of Common Stock issuable upon exercise of the Warrants, (iii) the maximum number of shares of Common Stock issued or issuable upon the conversion of all outstanding shares of Series H Convertible Preferred Stock, Series I Convertible Preferred Stock and the $750,000 Convertible Promissory Notes issued by the Company prior to the date hereof, (iv) the maximum number of shares of Common Stock issued or issuable upon the exercise of all outstanding warrants issued by the Company on or prior to the date hereof and (v) and the maximum number of shares of Common Stock issued or issuable upon the exercise of all outstanding stock options issued by the Company on or prior to the date hereof.

(c) In the event that the Company fails to have the Registration Statement declared effective by the SEC by the date that is 60 days after the Filing Date, in the event the SEC has no comments on the Registration Statement, or by the date that is 120 days after the Filing Date, in the event the SEC has comments on the Registration Statement, or maintain the effectiveness of the Registration Statement thereafter (each, a “Registration Effectiveness Default”), then the Company shall pay the Holders an amount equal to $6,250 for each day that such Registration Effectiveness Default remains uncured; provided, however, that the obligation of the Company to pay such amount shall cease on the second anniversary of the date hereof. The Company shall pay such amount upon demand to MAG, for distribution pro rata to the Holders, by wire transfer of immediately available funds to such account as MAG may designate in writing to the Company.

3. Covenants of the Company with Respect to Registration.

The Company covenants and agrees as follows:

(a) If any stop order shall be issued by the SEC in connection therewith, the Company shall use its commercially reasonable efforts to obtain promptly the removal of such order. Following the effective date of the Registration Statement, the Company shall, upon the request of any Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and any other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by any Holder to permit such Holder to make a public distribution of such Holder’s Registrable Securities. The obligations of the Company hereunder with respect to any Holder’s Registrable Securities are subject to such Holder’s furnishing to the Company such appropriate information concerning such Holder, such Holder’s Registrable Securities and the terms of such Holder’s offering of such Registrable Securities as the Company may reasonably request in writing.

(b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c) Notify each seller of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(f) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Use its commercially reasonable efforts to furnish, at the request of any Holder, on the date that such Holder’s Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders and (ii) if appropriate, a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Holders).

(h) The Company shall pay all costs, fees and expenses in connection with the Registration Statement filed pursuant to Section 2 hereof including, without limitation, the Company’s legal and accounting fees, all registration, qualification, listing and filing fees, printing expenses, escrow fees, and blue sky fees and expenses; provided, however, that each Holder shall be solely responsible for the fees of any counsel retained by such Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by such Holder pursuant thereto.

4. Additional Terms.

(a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, partners, legal counsel, and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document (including any related registration statement, notification, or the like), or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending, or settling any such claim, loss, damage, liability, or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, (i) made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person, or underwriter and stated to be specifically for use therein or (ii) corrected in an amended or supplemented registration statement, prospectus or offering circular provided by the Company for use prior to the purchase giving rise to such claim, loss, damage, liability or expense. It is agreed that the indemnity agreement contained in this Section 4 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of their officers, directors, and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that that in no event shall any indemnity under this Section 4 exceed the gross proceeds received by such Holder in such offering.

(c) Each party entitled to indemnification under this Section 4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall any contribution by a Holder under this Section 4 exceed the gross proceeds received by such Holder in such offering.

(e) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 4(c). No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g) The obligations of the Company and Holders under this Section 4 shall survive the completion of any offering of Registrable Securities in a Registration Statement. Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by any Holder shall impose upon any Holder any obligation to sell such Holder’s Registrable Securities.

(h) Each Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective Amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until such Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

(i) If the Company fails to keep the Registration Statement referred to above continuously effective during the requisite period, then the Company shall, promptly upon the request of any Holder, use commercially reasonable efforts to update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof, so that the registration of such unsold Registered Securities is maintained for a number of days beyond the Expiration Date equal to the number of days that such Holder is unable to sell pursuant to Section 4(h) above.

(j) Each Holder agrees to provide the Company with any information or undertakings reasonably requested by the Company in order for the Company to include any appropriate information concerning such Holder in the Registration Statement or in order to promote compliance by the Company or such Holder with the Securities Act.

(k) Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder.

(l) Each Holder, on behalf of itself, its affiliates, its successors and assigns and any other direct or indirect transferee holding any of the Warrants, the Series J Stock or the Registrable Securities, hereby covenants and agrees not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” or encourage others to “short sell” any securities of the Company, including, without limitation, shares of Common Stock that will be received as a result of the conversion of the Series J Stock or the exercise of the Warrants. For purposes of this Agreement, “short selling” shall include any sale, any trade in any option or other derivative security, any hedging transaction relating to the securities of the Company or any transaction intended to affect the price of the Company’s common stock.

5. Governing Law; Jurisdiction. This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws of the State of New York. To the fullest extent permitted by applicable law, each party hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State court or federal court sitting in the Borough of Manhattan in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.

6. Amendment. No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and a majority in interest of the Holders; provided, however, that no amendment, modification or termination of any provision of this Agreement shall be effective with respect to (i) a Holder if such amendment, modification or termination disproportionately effects such Holder, unless signed in writing by such Holder, or (ii) the terms of the Certificate of Designations.

7. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

9. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile at the addresses set forth below.

If to the Holders,	M.A.G. Capital, LLC
555 South Flower Street, Suite 4200
Los Angeles, CA 90071
Attention: David Firestone

With a copy to	Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Telephone No.: (213) 485-1234
Facsimile No.: (213) 891-8763
Attention: Justin O’Neill

If to the Company,
Diametrics Medical, Inc.
6033 West Century Blvd., Suite 850
Los Angeles, CA 90045
Attention: Bruce Comer
Telephone No.: (310) 670-2721
Facsimile No.: (310) 670-4107

with a copy to:	Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, CA 90013
Attention: Stephen D. Blevit, Esq.
Telephone No.: (213) 896-6029
Facsimile No.: (213) 896-6600

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. (New York Time) on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. (New York Time) or on a date that is not a business day. Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

10. Binding Effect; Benefits. Any Holder may assign its rights hereunder and the term “Holder” as used herein shall be deemed to include any such subsequent assignee. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

11. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

12. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13. Attorneys’ Fees and Disbursements. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

DIAMETRICS MEDICAL, INC.

By:	/s/ W. Bruce Comer III
Name:	W. Bruce Comer III
Its:	Chief Executive Officer

[Counterpart Holder Signature Page Follows]